Exhibit 99.2


                 AMENDED AND RESTATED MOTOR VEHICLE INSTALLMENT
                      CONTRACT LOAN AND SECURITY AGREEMENT

         This Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of January 1, 1999 ("Agreement") is entered into by and between THE FINANCE COMPANY, a Virginia corporation, (hereinafter referred to as "Borrower") and General Electric Capital Corporation, a New York corporation, (hereinafter referred to as "Lender"). In consideration of the mutual covenants and agreements contained herein, Borrower and Lender agree as follows:

                                    RECITALS

         A. Borrower and Lender are parties to that certain Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of December 20, 1996 as amended ("Prior Agreement"), pursuant to which Lender made certain loans to Borrower which loans were secured by, among other things, Borrower's motor vehicle installment contracts;
         B. Borrower and Lender have agreed to enter into this Agreement in order to (i) renew, extend, amend and restate Prior Agreement in its entirety; and (ii) document such other changes in the lending relationship between the parties as have occurred since Prior Agreement.
         C. The execution and delivery of this amendment and restatement of Prior Agreement shall not effectuate a novation or refinancing of the indebtedness outstanding under Prior Agreement but rather as it pertains to the indebtedness outstanding under Prior Agreement shall constitute a substitution of the terms governing the payment and performance of such indebtedness.

                             ARTICLE I. DEFINITIONS

         Section 1.0. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings given to such terms in Section 16 of this Agreement. When such defined terms are used in this Agreement in the plural, the terms shall have the plural of such meanings. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein.



                         ARTICLE II. LOAN: GENERAL TERMS

         Section 2.0. REVOLVING CREDIT: LOAN AMOUNT. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds to Borrower against Eligible Contracts from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and re-borrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the Loan shall not at any time exceed the Borrowing Base. Borrower's obligations to pay the Loan is evidenced by this Agreement. Borrower shall pay Lender when due all Obligations in accordance with the terms of this Agreement whether or not Borrower has executed a promissory note. The actual amount Borrower is obligated to pay Lender hereunder shall be determined by this Agreement and the records of Lender, regardless of the terms of any promissory note. Any promissory note executed in connection with the Indebtedness need not be amended to reflect changes made to this Agreement.
         Section 2.1. SINGLE LOAN. All Advances by Lender to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral.
         Section 2.2. GENERAL INTEREST RATE. Except as modified by Sections 2.4 and 15.1, the Loan shall bear interest, calculated daily on the basis of a 365-day year, at a per annum rate equal to 350 basis points (3.50%) plus the LIBOR Rate as it may change upon the first day of each calendar month.
         The interest rate shall increase to the LIBOR Rate plus 3.75% in the event any of the following occurs: (i) Borrower fails to achieve an unqualified (as defined in Exhibit 2.2) fiscal 1998 audit by April 30, 1999; (ii) Borrower fails to complete a Successful Conversion by June 30, 1999; (iii) Borrower is unable to meet the additional reporting requirements set forth in Exhibits 5.1
(C) to the reasonable satisfaction of Lender; or (iv) Borrower fails to maintain an Interest Coverage of at least 1.5:1. In the event Borrower is able to correct or cure any of the events which trigger the interest rate increase identified in the preceding sentence, the interest rate shall automatically be reduced to LIBOR plus 3.50% effective as of the first of the month following the date of such cure or correction, provided that Borrower is in compliance with all terms of this Agreement and maintains an Interest Coverage of at least 1.5:1.
         Section 2.3. LOAN TERM: RIGHT TO TERMINATE. Unless sooner terminated as hereinafter provided, this Agreement shall terminate on the last day of the initial term, or if renewed, on the last day of the renewal term. The initial term is January 1, 1999 through January 1, 2001. There are two renewal terms. The first renewal term is January 2, 2001 through January 1, 2002 and the second renewal term is January 2, 2002 through January 1, 2003. Lender or Borrower may terminate this Agreement as of the last day of the initial term or either renewal term by providing the other with written notice of termination at least ninety (90) days before the last day of the term. If this Agreement has not been terminated as of or prior to the last day of the initial term, it shall be automatically renewed for the first renewal term. If this Agreement has not been terminated as of or prior to the last day of the first renewal term it shall be automatically renewed for the second renewal term. If an Event of Default has occurred, and not been cured as provided in Section 15.7, Lender may without prior notice to Borrower, immediately terminate this Agreement. A prepayment in full of the Loan shall be a termination of this Agreement. Notwithstanding termination of this Agreement in any manner, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed.
         Section 2.4. MAXIMUM LAWFUL RATE. (A) INTEREST RATE. Notwithstanding any provision of this Agreement, or in any other document, if at any time before the payment in full of the Indebtedness, any of the rates of interest specified in this Agreement (the "Stated Rates") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (B) below, Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rates been (but for the operation of this Section 2.4(A)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.4(A) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
         (B) AMOUNT OF INTEREST. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount which Lender may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.4, shall make a final determination that Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which Lender could lawfully have, Lender shall, to the extent permitted by law, promptly apply such excess first to any interest due (calculated at the Maximum Lawful Rate if applicable) and not yet paid, then to the prepayment of principal, and any excess remaining thereafter and after application to any other amounts Borrower owes Lender shall be refunded to Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Loan. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the total Loan and are not intended to cause interest to be applied to specific Advances for usury determination purposes.
         Section 2.5. FEES.
         (A) Borrower shall pay to the Lender the Line Fee on January 1 of each calendar year during the initial and renewal terms of this Agreement. The payment of the Line Fee is nonrefundable. The commitment fee of $275,000 will be applied toward the annual Line Fee for 1999.
         (B) If the average daily balance (the sum of the daily balances of the Loan during a calendar quarter divided by the number of days in the quarter) of the Loan drops below $50,000,000 during any calendar quarter, Borrower shall pay to Lender, on the fifth day of the month following the end of the applicable calendar quarter, an underutilization fee equal to .09375 times the difference between the average daily balance and $50,000,000.
         (C) If Borrower terminates (whether by prepayment or otherwise) this Agreement before January 2, 2000, Borrower shall pay to Lender at the time of termination a termination fee of $500,000. If Borrower terminates (whether by prepayment or otherwise) this Agreement after January 1, 2000 and before January 2, 2001, Borrower shall pay to Lender at the time of termination a termination fee based on the calendar quarter during which termination occurs as follows:
$350,000 in the first quarter; $275,000 in the second quarter; $200,000 in the third quarter; and $125,000 in the fourth quarter. No termination fee under this
Section 2.5 shall be payable by Borrower to Lender if Borrower terminates (whether by prepayment or otherwise) this Agreement after Borrower receives from Lender a written notice which is a termination of the Agreement by Lender, a nonrenewal of the Agreement by Lender, or a demand by Lender (following an Event of Default) for the accelerated payment of the entire Loan.
         Section 2.6. OTHER CREDIT FACILITIES. Notwithstanding the terms and conditions set forth herein, during the term of this Agreement Borrower may enter into credit facility agreements with other lenders for loans secured by, among other things, motor vehicle installment contracts of Borrower provided (i) no Event of Default (as defined in Section 15.0) exists under this Agreement,
(ii) such a transaction does not have a material adverse affect on the Collateral securing this Agreement as determined by Lender, (iii) Borrower implements procedures satisfactory to Lender for the separation and control of collateral, (iv) Borrower pays Lender's out-of-pocket expenses (including attorney fees) associated with reviewing the agreements and procedures and preparing necessary documents, and (v) the other lender enters into an intercreditor agreement with Lender which is in the form of Exhibit 9.0 (B) or otherwise satisfactory to Lender. If the conditions set forth in the preceding sentence are met, Lender shall execute such consents or releases (limited to Contracts and Contract Rights, and other rights associated with the Contracts, which are financed by the other lender and not by Lender) of security interest in the Collateral as may be necessary and sufficient to allow Borrower to consummate such a credit facility agreement.

                         ARTICLE III. LOAN DISBURSEMENTS

         Section 3.0. LOAN -- BORROWING BASE. Provided that there does not then exist an Event of Default or a Pre-Default Event and provided that Lender has not taken over all or some of the administration of the Contracts under Section
5.1 hereof, Lender shall, upon written request of Borrower and subject to all of the terms and conditions of this Agreement, make Advances to Borrower pursuant to Section 3.2.
         Section 3.1. ELIGIBLE CONTRACTS. Borrower shall from time to time deliver to Lender Eligible Contracts which Borrower desires to be included in the Borrowing Base. Along with the Contracts Borrower shall also deliver a List of Contracts. An Eligible Contract shall be included in the Borrowing Base only when and for so long as, in Lender's reasonable determination, each of the requirements in the definition of Eligible Contracts continues to be satisfied. If a Contract is determined by Lender to be, or is treated by Lender as, an Eligible Contract, Lender reserves the right to change its determination or treatment and to remove the Contract from the Borrowing Base if it later determines that the Contract is not or was not an Eligible Contract. A determination by Lender that a Contract is an Eligible Contract is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.
         Section 3.2. PROCEDURE FOR BORROWING. (A) Advances may be requested on any Business Day and each Advance shall not exceed the Loan Availability determined daily with a Statement of Borrowing Base provided by Lender. Lender is not obligated to make an Advance if the amount available or requested is less than one hundred thousand dollars ($100,000.00). Lender is not obligated to make an Advance unless Borrower provides Lender with sufficient information to calculate the Loan Availability. Lender's use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and re-determine the amount available for Advances.
         (B) Lender shall disburse each Advance requested by Borrower within one
(1) Business Day after receipt of Borrower's written request for the Advance. Lender shall disburse each Advance requested by Borrower by means of a draft, or, upon the request of and at the expense of Borrower, Lender shall wire transfer the funds to Borrower.

         Section 3.3. MAXIMUM ADVANCES OF THIRD PARTY CONTRACTS. At no time shall the aggregate Borrower Net Investment of all Eligible Contracts serviced by Third Party Servicers exceed ten million dollars ($10,000,000), without prior written Lender approval. All Third Party Servicers shall enter into a Third Party Servicing Agreement in substantially the form as that attached in Exhibit 11.

         Section 3.4. BULK PURCHASE CONTRACTS. Borrower shall not allow the Gross Outstanding Balance of Bulk Purchase Contracts outstanding at the same time to exceed 32% of the Gross Outstanding Balance of the Contracts included in the Borrowing Base.

                           ARTICLE IV. LOANS: PAYMENTS

         Section 4.0. PAYMENTS BY BORROWER. (A) All payments by Borrower to Lender shall be deposited in the Depository Account or shall be sent to such other location of which Lender has notified Borrower.
         (B) Upon the effective date of termination of this Agreement, Borrower shall pay to Lender the entire Indebtedness. If there is an Event of Default, which has not been Cured as provided in Section 15.7, Borrower shall pay the entire Indebtedness on demand if the Indebtedness is accelerated pursuant to
Section 15.2.
         (C) Interest shall accrue on the Loan daily and be paid from the Remittances as provided in Section 4.2. If at the end of an Accounting Period there is more than one Business Day of accrued unpaid interest, Borrower shall pay the more-than-one-day accrued interest to Lender within five (5) calendar days after the end of the Accounting Period. Accrued interest shall not be added to the Loan balance and bear interest, unless the interest is past due and paid with an Advance requested by Borrower and approved by Lender; provided that, such an approval by Lender shall not constitute a waiver of the Event of Default consisting of the failure to pay the interest except to the extent provided in
Section 17.9.
         (D) Whenever Lender shall notify Borrower, with a Statement of Borrowing Base or otherwise, that the Loan exceeds the Borrowing Base, Borrower shall within three (3) Business Days after receipt of such notice, either pay down the Loan by the amount of such excess, or, deliver to Lender (i) additional Eligible Contracts which are sufficient to increase the Borrowing Base above the Loan, and (ii) an updated trial balance reflecting such Contracts.
         (E) The payment of all elements of the Indebtedness not covered above shall be payable by Borrower to Lender as and when provided in the Loan Documents, and, if not specified, then on demand.
         Section 4.1. CONTRACT PAYMENTS. Borrower shall direct all Contract Debtors other than those administered by Third Party Servicers for Pledged Contracts, and all other Persons (including Contract Rights Payors) who make payments to Borrower relating to Pledged Contracts, to make, when paying by mail, all payments directly to the Post Office Box or Third Party Servicers. In the event Borrower receives any Remittances, Borrower shall, as soon as possible but no later than the third (3rd) Business Day following receipt, deposit the Remittances in kind in the Depository Account. Borrower shall hold Remittances in trust for Lender until delivery to Lender or deposit in the Depository Account. Borrower shall pay all expenses associated with the Post Office Box.
         Section 4.2. APPLICATION OF PAYMENTS. All Remittances, received by Lender or the Depository Account shall be applied by Lender to the Indebtedness within one (1) Business Day after the Remittance has been credited to the Depository Account; provided however, that no Remittance received by the Depository Account other than cash shall constitute payment to Lender unless and until such item has actually been collected by the Depository Account bank and such collection has been finally credited to Lender's account for the Depository Account; provided further that if a Remittance applied to the Indebtedness is charged back to the Depository Account, Lender can retroactively remove the application of the Remittance to the Indebtedness and accrue any interest not accrued because of the application of the Remittance to the Indebtedness. Each Remittance applied by Lender to the Indebtedness shall be applied by Lender first to accrued interest and, if sufficient to pay accrued interest, any excess shall be applied then to the Loan, and, if sufficient to pay the accrued interest and the Loan, any excess shall then be applied to the remaining elements of the Indebtedness, if any, or, if not, Lender shall remit the same to Borrower or its designee within one (1) Business Day; provided that, Lender reserves the right to use a different order of application if there is an Event of Default or Lender has given prior written notice to Borrower of a different order. All Remittances received by the Depository Account or Lender shall be applied to the Indebtedness even though no portion of the Indebtedness is otherwise then due and even though Lender has not sent Borrower a demand, notice or request for payment of the Indebtedness. Payments shall be deemed to be due by Borrower when received by Lender unless they are due sooner by the terms of the Loan Documents.

                       ARTICLE V. CONTRACT ADMINISTRATION

         Section 5.0. LENDER ADMINISTRATION. Lender shall have no liability to Borrower with respect to Remittances received by Lender, the Post Office Box, or the Depository Account, other than to: (i) apply the Remittances pursuant to
Section 4.2 of this Agreement, (ii) in the event Remittances are directly received by Lender, Lender shall provide or cause to be provided to Borrower, a report of Remittances received by Lender, and (iii) upon termination of this Agreement and Borrower's satisfaction of all of its obligations under this Agreement, to assign the Post Office Box and its contents, the Depository Account and its contents and any other Remittances received by Lender to Borrower within five (5) Business Days after the termination and satisfaction. Lender shall have no liability to Borrower with respect to any interest or other earnings which are earned, or could have been earned, on the Remittances while they are in the Post Office Box, the Depository Account, or otherwise if, upon termination and satisfaction of this Agreement, such Remittances are returned or assigned to Borrower within the above stated five (5) Business Days. In the event Lender does not return or assign such Remittances within such five (5) Business Days, Lender will pay to Borrower interest on the unremitted or unassigned Remittances at the LIBOR Rate plus 3.50% per annum.
         Section 5.1. BORROWER ADMINISTRATION. (A) Borrower or Third Party Servicer as referenced in Section 3.3, shall perform all aspects of servicing, administering, collecting, liquidating, accounting for and managing (collectively, "administering", "administer", or "administration") the Pledged Contracts it customarily performs in accordance with Borrower's current practices and written policies for contract administration, which practices and policies Borrower shall implement in accordance with applicable law and have been disclosed to Lender prior to the date hereof. Borrower shall provide such administration in a reasonable and prudent way that does not, in Lender's reasonable determination, adversely affect the value of the Collateral to Lender. If in Lender's reasonable opinion, Borrower fails to administer the Pledged Contracts in accordance with Borrower's practices and written policies disclosed to Lender prior to the date hereof, Lender may notify Borrower of the deficiencies in Borrower's administration and Borrower shall have ten (10) Business Days to cure any such deficiencies. If Borrower fails to cure such deficiency within such ten (10) Business Day period, Lender may thereafter take over all or part of the administration of the Pledged Contracts. The administration provided by Borrower shall include but not be limited to all servicing currently provided by Borrower, and Financed Vehicle titling and lien perfection, customer service, insurance claim tracking and collection, insurance maintenance, Contract enforcement, Contract billing, payment processing, portfolio and Contract accounting, portfolio management, delinquency collection, repossession, foreclosure, resale, and maintaining current Contract Debtor and Financed Vehicle location information (name, address and phone number) as set forth in Exhibit 5.1(A). Borrower shall maintain current, accurate, and complete records of activity and comments regarding collection, insurance, payments, and other material events. The records regarding collection history, payments, Contract accounting, customer service notes, Contract Debtor names and addresses and Outstanding Principal Balance shall be computerized. Borrower shall monitor Required Contract Debtor Insurance and notify Contract Debtors without such insurance to obtain it. Borrower shall administer and otherwise deal with the Contracts in compliance with all applicable laws. Borrower shall conduct foreclosure sales in a commercially reasonable manner and take the steps necessary to preserve the deficiency liability of the Contract Debtors.
                (B) Borrower shall administer the Pledged Contracts at its existing service centers in Norfolk, Virginia, and Jacksonville, Florida, as set forth more fully in Exhibit 5.1(B) or at such other locations of which Borrower provides prior notice to Lender and Lender approves for Contract administration, which approval shall not be unreasonably withheld.
                (C) Borrower shall furnish to Lender such reports in such form that Lender reasonably determines are necessary for it to track and monitor the Pledged Contracts, Remittances, Financed Vehicles, and insurance (including Required Contract Debtor Insurance). Such reports shall be in a format and on a medium readable by Lender's computer software, or such other format or medium acceptable to Lender. The reports shall include but not be limited to those reports set forth on Exhibit 5.1(C) attached hereto and made a part hereof, and shall be delivered to Lender in accordance with such Exhibit.
                (D) Notwithstanding anything herein to the contrary, (i)Borrower shall remain liable under all Contracts, and any other contracts and agreements with Contract Rights Payors or otherwise included in or related to the Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (ii) the exercise by Lender of any rights under any of the Loan Documents shall not release Borrower from any of its duties or obligations under the Contracts, or the other contracts and agreements, and (iii) Lender shall not have any obligation or liability under the Contracts, or the other contracts and agreements, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any rights thereunder.
                (E) Borrower shall administer the Contracts at its own expense. In the event that Borrower fails to administer the Contracts in accordance with
Section 5.1(A) or there is an Event of Default, Lender may in Lender's or Borrower's name take over all or part of the Contract administration Borrower is required by this Agreement to perform. If Lender takes over all or part of such administration, Borrower shall pay to Lender on demand all reasonable out-of-pocket costs incurred by Lender in the performance of Borrower's administration obligations, and Borrower shall pay Lender for the administration performed by Lender a reasonable administration fee (exclusive of documented out-of-pocket costs) established by Lender, and until so paid such costs and fee shall be part of the Loan.




                      ARTICLE VI - COLLATERAL:GENERAL TERMS

         Section 6.0. SECURITY INTEREST. To secure the performance and payment of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to this Agreement or otherwise, Borrower hereby grants to Lender a continuing security interest in and to all of the following property of Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:
         Contracts; Contract Debtor Documents; Contract Rights; payments from Contract Debtor bank accounts; chattel paper; leases; installment sale contracts; installment loan contracts; payments from chattel paper obligors; security deposits; Motor Vehicles (including but not limited to cars and trucks); certificates of title; contract purchase discounts; accounts; general intangibles; security interests; collateral securing chattel paper; dealer agreements; dealer reserves and rate participation (to the extent that Borrower has an assignable interest therein); rights of Borrower related to installment contracts, motor vehicles, and collateral securing chattel paper; documents; instruments; deposit accounts; electronic funds transfers, equipment; inventory; parts and accessories for motor vehicles; payments from account debtor bank accounts; reserve accounts; insurance policies, and benefits and rights under insurance policies, which Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of, and all payments and property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender, or a bailee of Lender; accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property; and books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing property. The granting of the security interest in this Agreement does not disrupt the continuity of the existing security interest previously granted to Lender (as described in the Prior Agreement); it merely continues the existing security interest. If before the execution of this Agreement Lender released its security interest in property of the Borrower or consented to the Borrower granting a security interest in its property to another Person, this Section 6.0 does not change the provisions of the release or consent.
         Section 6.1. DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral. Borrower shall stamp all original, duplicates and reproductions of Pledged Contracts with an assignment to Lender.
         Section 6.2. ADDITIONAL ACTS. Borrower shall perform all other acts reasonably requested by Lender for the purpose of perfecting, protecting, maintaining and enforcing Lender's security interest in the Collateral and the priority of such security interest. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower, upon request of Lender, shall either pay or reimburse Lender for all costs, filing fees, and taxes associated with the perfection of Lender's security interest.
         Section 6.3. INSPECTION AND ACCESS. Lender and its agents shall have the right, at any time, to (i) during Borrower's usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located;
(ii)during Borrower's usual business hours, inspect, audit and make copies or extracts from any of Borrower's records, computer systems, files, and books of account; (iii)during Borrower's usual business hours, monitor Borrower's performance of its obligations with respect to this Agreement; and (iv) verify, in Lender's name or in the name of Borrower, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral, including but not limited to verifying Contract information with Contract Debtors. Borrower shall, upon Lender's request from time to time, instruct its vendors banking and other financial institutions and its accountants to make available to Lender and discuss with Lender such information and records as Lender may request. Borrower authorizes Lender, without request, to provide to a credit reporting agency information about the Indebtedness, Collateral and Borrower's performance of this Agreement. If Borrower maintains or stores any data with respect to Collateral on a computer data system, Borrower shall upon request of Lender provide Lender with (a) on-line access to such computer data system or (b) deliver to Lender duplicate copies of the requested data in machine readable form acceptable to Lender along with a printout or other hard copy of such data. Borrower shall, on request of Lender, provide to Lender (at the location designated by Lender) the Contract Debtor Documents.
         Section 6.4. RIGHT TO NOTIFY AND ENDORSE. Borrower hereby irrevocably authorizes Lender to notify any or all Contract Debtors and Contract Rights Payors that Lender has a security interest in Contracts, Contract Rights, and other items of Collateral at any time (i) prior to the occurrence of an Event of Default, in the name of the Borrower, and (ii) after the occurrence of an Event of Default, in Lender's or Borrower's name. Any such notice shall, at Lender's elections, be signed by Borrower and may be sent on Borrower's stationery.
         Section 6.5. LENDER APPOINTED ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney-in-fact, coupled with an interest, to act in Borrower's place and in Borrower's or Lender's name (i) to endorse Borrower's name on any Remittance; (ii) to sign Borrower's name on any assignment or termination of a security interest in a Financed Vehicle, on any application for a Certificate of Title for a Financed Vehicle, or on any UCC financing statement related to the Collateral, and on any other public records regarding the Collateral; (iii) to send requests for verification to Contract Debtors and (iv) to execute an assignment to Lender of any Pledged Contract for which Lender has made an Advance which was delivered to Lender without such assignment. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error of judgment or mistake of fact or law, except for actions taken in bad faith or resulting from Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. As long as an Event of Default has occurred, all costs, fees and expenses thereafter incurred by Lender, or for which Lender becomes obligated, in connections with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.
         Section 6.6. CHANGE OF COLLATERAL, LOCATION, OFFICE OR STRUCTURE. Borrower shall keep the Collateral, other than Collateral delivered to Lender and Financed Vehicles, at Borrower's address set forth in Section 17.1 or its service center(s) listed in Exhibit 5.1(B). Borrower shall not change its name, trade name, principal place of business and chief executive office or the location of any service center, unless Borrower gives Lender at least sixty (60) days prior written notice of such change and prior thereto has taken all action Lender requires to maintain the priority and perfection of its security interest in, and access to, the Collateral.
         Section 6.7. LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST BORROWER. Lender may, at any time, in its sole discretion and without obligation to do so and without waiving or releasing any obligation, liability or duty of Borrower under the Loan Documents or any Event of Default, pay, acquire or accept an assignment of any security interest, lien, claim or encumbrance asserted by any Person against the Collateral; provided that Lender shall first give Borrower written notice of its intent to do the same, and Borrower does not, within five
(5) days of such notice, pay such claim and/or obtain to Lender's reasonable satisfaction the release of the security interests, liens, claims or encumbrances to which such notice relates. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall be payable by Borrower to Lender on demand by Lender and until paid shall be part of the Loan.
         Section 6.8. TERMINATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until performance and payment in full of all of Borrower's obligations to Lender in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by Borrower or any other Person and applied by Lender to Borrower's obligations to Lender is rescinded or otherwise must be returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between Borrower and Lender, and all rights of Lender, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and Borrower shall take the action requested by Lender to re-perfect all terminated security interests and to reinstate all satisfied obligations. Lender shall release its security interest in Contracts which are sold or pledged to other Persons in accordance with Section 14.8.
         Section 6.9. RETURN OF CONTRACT DELIVERY DOCUMENTS. Lender shall return to Borrower within three (3) Business Days of Borrower's request any Contract Delivery Document originals for Contracts paid in full. In addition, provided that there is no Event of Default and the removal of the Contract will not result in the Loan exceeding the Borrowing Base, Lender shall return Contract Delivery Document originals for other Contracts requested by Borrower for the time and to the extent necessary for Borrower to make corrections or to enforce the Contracts or the obligations of the Contract Rights Payors. Whenever Borrower is in possession or control of Contract Delivery Documents for Contracts not paid in full, Borrower shall hold them in trust for Lender.
         Section 6.10. LIFE INSURANCE. In addition to the security interest granted in Section 6.0, Borrower hereby assigns absolutely to Lender Borrower's right to life insurance benefits in the amount of One Million Dollars ($1,000,000.00) ("Life Insurance") insuring the life of Robert S. Raley, Jr. Borrower shall cause all Life Insurance premiums to be timely paid, and shall take whatever other action is necessary, to keep the Life Insurance in full force and effect. Upon complete payment of the Indebtedness and termination of this Agreement, Lender agrees to release its interest in the Life Insurance.

                       ARTICLE VII - COLLATERAL: CONTRACTS

         Section 7.0. NOTICE REGARDING CONTRACTS. (A) After an Eligible Contract is included in the Borrowing Base, in the event that Borrower becomes aware that one of the requirements in the definition of Eligible Contracts or one of the conditions in Section 9.1 is no longer being satisfied with respect to the Contract, Borrower shall state such ineligibility on the next monthly applicable reports submitted after Borrower becomes aware thereof.
                (B) Upon the reasonable request of Lender and at Lender's expense, Borrower shall to the extent authorized by law obtain current credit bureau reports on Contract Debtors.
         Section 7.1. GENERAL ASSIGNMENT. In addition to the security interest granted in Section 6.0 Borrower hereby collaterally assigns to Lender Borrower's rights under any agreement or contract relating to the Collateral, including but not limited to, any agreements relating to the purchase of Bulk Purchase Contracts (substantially in the form of Exhibit 12.0), third party servicing contracts (substantially in the form of Exhibit 11.0), or dealer recourse agreements (substantially in the form of Exhibit 13.0), that would enable Lender to enforce this Agreement.

              ARTICLE VIII - COLLATERAL: REMITTANCES AND INSURANCE

         Section 8.0. ASSIGNMENT OF LIEN IN FINANCED VEHICLES. In addition to the security interest granted in Section 6.0, Borrower hereby contingently assigns to Lender Borrower's rights of foreclosure as lienholder of the Financed Vehicles for Contracts delivered to Lender. This assignment is solely for the purpose of Lender foreclosing on the liens following an Event of Default. Until an Event of Default, Borrower has the right to foreclose on a Financed Vehicle. In the event Lender exercises the right to foreclose, Lender shall be the owner of the foreclosure sale proceeds and shall apply them to the Indebtedness.

         Section 8.1. ABSOLUTE ASSIGNMENT OF REMITTANCES. In addition to the security interest granted in Section 6.0, Borrower hereby absolutely assigns to Lender Borrower's interest in and right to all Remittances arising on or after the date of this Agreement, and such Remittances shall be the property of Lender and shall be applied by Lender to the Indebtedness.
         Section 8.2. INSURANCE. In addition to the security interest granted in
Section 6.0, Borrower hereby assigns absolutely to Lender Borrower's right to refunds and benefits under Required Contract Debtor Insurance and Optional Contract Debtor Insurance for Pledged Contracts. This assignment is evidenced by
Exhibit 8.2. In the event Lender uses this assignment to collect insurance benefits or refunds, Lender shall be the owner of the benefits and refunds and shall apply them to the Indebtedness.
                                     ARTICLE IX - CONDITIONS TO ADVANCES

         Section 9.0. CONDITIONS TO INITIAL ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make the initial Advance hereunder unless and until Borrower shall have delivered to Lender, in form and substance satisfactory to Lender each of the Supplemental Documents listed on
Exhibit 9.0 attached hereto and made a part hereof, and such additional information and materials as Lender may reasonably request.

         Section 9.1. CONDITIONS TO EACH ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Lender shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in Lender's sole determinations, be satisfied:
                (A) For each Eligible Contract, Borrower shall have included the Eligible Contract on a List of Contracts delivered to Lender and shall have delivered to Lender the Contract Delivery Documents; except that, if a Certificate of Title has not been issued and Borrower has provided Lender with proof acceptable to Lender that a Certificate of Title has been applied for, or in the case of Bulk Purchase Contract will be applied for, then the Certificate of Title must be, at the Lender's option, either delivered to the Lender or in the Borrower's possession within one hundred and twenty (120) days of the title application date and if a Bulk Purchase Contract, one hundred and eighty (180) days from the date of purchase by Borrower. Certificates of Title relating to Eligible Contracts serviced by Third Party Servicers need not reflect the security interest of Borrower. However, With respect to Eligible Contracts serviced by Third Party Servicers, the Borrower shall have been appointed as Third Party Servicer's attorney-in-fact and shall be permitted, under the applicable agreement with the dealer, to take all actions necessary to reflect Borrower's first priority security interest.
                (B) All of the representations and warranties of Borrower in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and Borrower shall have performed all of its obligations contained in the Loan Documents required to be performed as of such date;
                (C) No event shall have occurred and be continuing which would constitute an Event of Default or Pre-Default Event, nor would the making of the Advance constitute an Event of Default or Pre-Default Event;
                (D) There shall have been no material adverse change in the financial condition of Borrower or any of the Guarantors, after the Closing Date;
                (E) No claim has been asserted or proceeding commenced challenging this Agreement or Lender's rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;
                (F) No Event of Default shall have occurred, and no Pre-Default Event shall have occurred and still be in existence;
                (G) Lender has a first priority perfected security interest in the Collateral except to the extent otherwise allowed by this Agreement or Lender in writing;
                (H) An event has not occurred which entitles Lender pursuant to
Section 5.1(E) to take over administration of the Contracts;
                (I) Lender's most recent inspection of the Collateral or Borrower's records or operations has been satisfactory to Lender.
                (J) Borrower shall have provided such additional information and documents as Lender may reasonably request; and

                (K) None of the actions taken or documents executed to satisfy the conditions in Section 9.0 have been revoked, rescinded, terminated, or canceled without Lender's prior consent.

             ARTICLE X - REPRESENTATIONS AND WARRANTIES OF BORROWER

         Section 10.0. REPRESENTATIONS OF BORROWER. Borrower hereby makes the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time Borrower delivers Contracts to Lender or requests an Advance the representations and warranties are deemed to be made again at that time. Lender's knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect Lender's rights with respect to the breach. The following representations and warranties of Borrower are true and correct in all material respects.
                (a) ORGANIZATION, GOOD STANDING, NAME, AND LOCATION. Borrower and Guarantors are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with power and authority to own their properties and to conduct their business, and, at all relevant times, have the power, authority and legal right to acquire, own, and pledge the Pledged Contracts. Borrower has, is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform this Agreement, and to own and operate its business. Borrower's principal place of business and chief executive office is the Borrower address set forth in Section 17.1. During the preceding five (5) years, Borrower has not been known by or used any other corporate, trade or fictitious name, except as disclosed in Exhibit 10.0(a). Borrower has no subsidiaries, except as disclosed on Exhibit 10.0(a).
                (b) DUE QUALIFICATION. Borrower has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions which are required for Borrower's initial acquisition of the Pledged Contracts and for Borrower's performance of this Agreement.
                (c) POWER AND AUTHORITY. Borrower has the power and authority to execute this Agreement and carry out its terms, and the execution and performance of this Agreement have been duly authorized by all necessary corporate action. All consents and approvals required for the performance of this Agreement have been obtained by Borrower.
                (d) VALID AND BINDING OBLIGATIONS. The Agreement constitutes a valid loan obligation of Borrower and a valid granting of a security interest in the Collateral to Lender, enforceable notwithstanding any rights or claims of creditors of and purchasers from Borrower, and is a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. The Guaranties are valid and binding obligations of the Guarantors enforceable according to their terms. Borrower's use of the Advances is a legal and proper corporate use. Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.
                (e) NO VIOLATION. Borrower's execution and performance of this Agreement does not (i) conflict with, result in any breach of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Borrower, or any indenture, instrument, agreement, or court order by which it is bound, and (ii) result in the creation or imposition of any lien upon any of Borrower's properties other than that granted to Lender.
                (f) NO PROCEEDINGS. Except as otherwise disclosed on Exhibit 10.0(k) attached hereto, there are no proceedings or investigations pending, or to the best of Borrower's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties, which (i) assert the invalidity of this Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seek any determination or ruling that, if determined adversely to Borrower, would materially and adversely affect the Collateral, Borrower's ability to perform its obligations under this Agreement, the validity or enforceability of this Agreement, Lender's rights under this Agreement, or Borrower's financial condition or business, or (iv) allege that Borrower is in material violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, or county or of any other jurisdiction, or of any agency thereof which would, if decided adversely to Borrower, have an adverse effect on the Collateral or the Borrower's ability to perform its obligations under this Agreement.
                (g) COLLATERAL. Borrower has good and marketable ownership of the Collateral, and the Collateral is free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens. The security interests granted to Lender pursuant hereto are perfected first priority security interests, assuming delivery to Lender of any Collateral as to which possession is the only method of perfecting a security interest and assuming the filing of a UCC financing statement with the collateral description in Exhibit 10.0(g) with the Virginia State Corporation Commission, and no claim of ownership or other interest has been asserted which would be a breach of this Section 10.0(g).
                (h) TAXES. All required federal, state and local tax returns of Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefor) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Borrower has not been delinquent in the payment of any tax, assessment or other governmental charge which could have a material adverse affect upon the Collateral or Borrower's ability to perform its obligations under the Agreement.
                (i) BROKERS. Except as otherwise disclosed on Exhibit 10.0(i) attached hereto, no person has, or as a result of the transactions contemplated hereby will have by reason of any Borrower conduct or any agreement to which Borrower is a party, any right, interest or claim against Borrower, Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity.
                (j) STATUS AND CONDITION. Borrower is solvent, in stable financial condition and is able to and does pay its liabilities as they mature. Except as otherwise disclosed on Exhibit 10.0(j) attached hereto, Borrower is not a party to any labor dispute or any collective bargaining contract.
                (k) DISCLOSURE. There is no fact known to Borrower or Guarantors which Borrower or Guarantors have not disclosed to Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of Borrower or Guarantors or their Affiliates which would or may be likely to have a material adverse effect upon the Collateral or Borrower's ability to perform its obligations under the Agreement. All information and documents prepared by Borrower and provided to Lender at any time are true and accurate at the time of delivery. Borrower does not have knowledge that any information or documents, not prepared by Borrower but delivered by Borrower to Lender, were not true and accurate at the time of delivery.
                (l) ARTICLES OF INCORPORATION AND CERTIFICATES OF GOOD STANDING. The Borrower's Articles of Incorporation received by Lender pursuant to Section
9.0 have not been modified. Borrower has not taken or allowed any action which would result in it not being in good standing. Borrower has not received notice of any actual or threatened action to revoke its articles of incorporation or good standing.

                (m) FINANCIAL STATEMENTS. All financial statements of Borrower, Affiliates, and Guarantors delivered to Lender fairly present their respective assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no adverse change in such assets, liabilities or financial condition since the date of the most recently delivered financial statements. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investments, advances, or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Affiliates.
                (n) CONDITIONS. Each time Borrower requests an Advance, the Conditions in Section 9.1 have been met.
                (o) CHARACTERISTICS OF CONTRACTS. Each Pledged Contract delivered to Lender as an Eligible Contract meets all of the requirements listed in the definition of Eligible Contract, except that Borrower makes no representation or warranty as to whether (i) the Contract meets such requirements to Lender's satisfaction, or (ii) the Contract presents a credit, collateral, or documentation risk unacceptable to Lender. No selection procedures adverse to Lender have been utilized in selecting the Eligible Contracts delivered to Lender.
                (p) NO DEFAULTS. No event has occurred and no condition exists, other than those disclosed to Lender, which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or with the passage of time or the giving of notice or both, would constitute, a default under any material agreement between Borrower and any Person, including the payment of any debt or other obligation permitted under this Agreement to any Person for borrowed funds.

            ARTICLE XI - REPRESENTATIONS AND WARRANTIES OF THE LENDER

         Section 11.0. REPRESENTATIONS OF LENDER. The Lender hereby makes the following representations and warranties:
                (a) DUE ORGANIZATION. The Lender is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged with regard to this Agreement;
                (b) REQUISITE POWER. The Lender has the power to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and
                (c) BINDING AGREEMENT. This Agreement has been duly executed and delivered by the Lender and constitutes the legal, valid and binding obligation of the Lender, enforceable in accordance with its terms.



                            ARTICLE XII - INDEMNITIES

         Section 12.0. INDEMNITY. Borrower shall indemnify and hold Lender harmless from any and all losses, claims, damages, costs, good faith settlements, expenses, taxes, reasonable attorneys' fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder (collectively, "Losses") incurred by Lender at any time and pertaining to (i) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of Borrower contained in the Loan Documents, or (ii) Lender entering into the Loan Documents or making Advances or handling Remittances or administering Pledged Contracts, or (iii) an Event of Default, or (iv) activities, operations or conduct of Borrower, Guarantor, or Affiliates.

                      ARTICLE XIII - AFFIRMATIVE COVENANTS

         The following covenants shall remain in effect until the full payment and performance of all of Borrower's obligations to Lender:
         Section 13.0. FINANCING STATEMENTS. At the request of Lender, Borrower shall execute such financing statements as Lender determines may be required by law to perfect, maintain and protect the interest of Lender in the Collateral and in the proceeds thereof.
         Section 13.1. BOOKS AND RECORDS. Borrower shall maintain accurate and complete books and records with respect to the Collateral, Borrower's business, and Borrower's administration of the Pledged Contracts. All accounting books and records shall be maintained in accordance with GAAP consistently applied.
         Section 13.2. PAYMENT OF FEES AND EXPENSES. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower, or any other Person on behalf of Borrower, by Lender of Advances pursuant to this Agreement and (ii) the return of payments deposited for collection by Lender, including but not limited to payments by Borrower and payments by Contract Debtors.
         Section 13.3. CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT. Borrower shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Borrower shall regularly and properly train its employees to comply with all applicable laws governing the administration and purchase of Contracts. Borrower shall take the steps necessary for the representations and warranties in Article X to be true at all times. In the event that Borrower learns that a representation and warranty in Article X is no longer true, it shall notify Lender within three (3) Business Days after learning thereof.
         Section 13.4. FINANCIAL STATEMENTS AND ACCESS TO RECORDS. Borrower shall provide Lender with monthly unaudited consolidated and consolidating financial statements and certificates of covenant compliance, as soon as possible but within 45 days of the end of each of Borrower's Accounting Periods, and with audited annual financial statements within ninety (90) days of Borrower's fiscal year-end audited by Ernst & Young, LLP or an independent certified public accounting firm acceptable to Lender. Borrower shall deliver to Lender with each financial statement a certificate by Borrower's chief financial officer in the form of Exhibit 13.4. The monthly and annual financial statements shall be prepared in accordance with GAAP, except that Contract balances, and other items based on the balances may be presented using the Rule of 78 or level yield, whichever is so noted thereon. Borrower shall provide Lender with audited or unaudited annual financial statements of the Guarantors within (90) days after the end of each calendar year, and for such other periods as Lender may request.
         Section 13.5. SUBSEQUENT ACTIONS. At the request of Lender, Borrower shall execute and deliver to Lender after execution of this Agreement such documents or take such action as Lender reasonably deems necessary to carry out the Agreement.
         Section 13.6. FINANCIAL CONDITION AND PORTFOLIO PERFORMANCE. Borrower (on a consolidated basis) shall maintain, and Borrower shall cause TFC Enterprises Inc. (on a consolidated basis) ("TFCEI") to maintain, the financial and portfolio covenants listed on Exhibit 13.6. The covenants shall be measured as of the end of each Accounting Period and reported to Lender with the Financial Statement Certificate attached as Exhibit 13.4. Borrower shall notify Lender in writing, promptly upon its learning of any material adverse change in the financial condition of Borrower or a Guarantor.
         Section 13.7. LITIGATION MATTERS. Borrower shall notify Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or Borrower's ability to perform this Agreement or which in any way involves Lender's security interest in the Collateral or other rights under the Loan Documents.
         Section 13.8 PAYMENT OF OBLIGATIONS. Borrower shall pay and perform, as and when due, all of its material obligations, including, without limitation, all of its obligations to Lender.
         Section 13.9. BORROWER INSURANCE. Borrower shall maintain customary amounts of insurance covering, without limitation, fire, theft, burglary, public liability, property damage, workers' compensation, and liability arising from Borrower's collection of Contracts and sale of motor vehicles. Borrower shall pay all insurance premiums payable for such coverage and shall upon request of Lender deliver a copy of the policies of such insurance to Lender, together with evidence of payment of all premiums therefor.
         Section 13.10. CERTIFICATES OF TITLE. Borrower shall promptly apply for and obtain Certificates of Title for all Financed Vehicles. Borrower shall maintain for the benefit of Lender, or at the option of Lender promptly deliver to Lender, all Certificates of Title it receives for Financed Vehicles for Pledged Contracts in accordance with Section 9.1(A).
         Section 13.11. INTEREST RATE COLLAR. Until the Indebtedness is paid in full, Borrower shall keep in place an interest rate collar issued by a firm rated at least A by any major rating institution or by a firm acceptable to Lender. The collar shall cover a principal amount of at least 50% of the Loan. The collar shall become effective and begin to pay benefits to Borrower in the event that the per annum interest payable under Section 2.2 exceeds 11%.

         Section 13.12.  YEAR 2000.   At all times after June 30, 1999 Borrower
shall be Year 2000 Compliant.


                        ARTICLE XIV - NEGATIVE COVENANTS

         Borrower covenants and agrees that hereafter, without Lender's prior written consent, which Lender may or may not give, in its sole discretion, until all of Borrower's obligations to Lender with respect to this Agreement are performed and paid in full:
         Section 14.0. MERGERS, ETC. Borrower shall not merge with, consolidate with, acquire or otherwise combine with any Person, transfer any division or segment of its operations to any Person or form any subsidiary other than subsidiaries which qualify as special purpose entities for securitization transactions.
         Section 14.1. INVESTMENTS. Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise other than existing subsidiaries and, to the extent required for the securitization and not otherwise in breach of this Agreement, subsidiaries which qualify as special purpose entities for securitization transactions.
         Section 14.2. DIVIDENDS. Borrower shall not declare or pay dividends except in accordance with all applicable laws and not in excess of fifty percent (50%) of each year's net income available for distribution.
         Section 14.3. LOANS AND ADVANCES. Except for: (i) routine and customary salary advances, or loans made for the express purpose of repayment of previously paid bonuses, and (ii) inter-company loans by and among Borrower, TFCEI, The Insurance Agency, Inc., Recoveries, Inc., First Community Finance, Inc. any subsidiary of Borrower which qualifies as a special purpose entity for a securitization transaction, and any subsidiaries approved in advance by Lender, Borrower shall not make any unsecured loans or other advances of money to officers, directors, employees, stockholders or Affiliates in excess of ten thousand dollars ($10,000.00) in total. Borrower shall not incur any additional long term or working capital debt (other than the Indebtedness) secured by liens on Contracts which is not Subordinated Debt, and shall not create, incur, assume or suffer to exist any short term indebtedness secured by liens on Contracts which is not Subordinated Debt.
         Section 14.4. CAPITAL STRUCTURE. Borrower shall not (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, or (ii) make any change in Borrower's capital structure, or (iii) make any change in any of its business objectives, purposes and operations which might in any way adversely affect the payment or performance of, or Borrower's ability to pay and perform, its obligations to Lender with respect to this Agreement. Borrower shall not allow any transfer of ownership of Borrower.
         Section 14.5. TRANSACTIONS WITH AFFILIATE. Borrower shall not enter into, or be a party to, any transaction with any Affiliate, or stockholder of Borrower, except, consistent with Borrower's practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Lender than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.
         Section 14.6. ADVERSE TRANSACTIONS. Borrower shall not enter into any transaction which adversely affects the Collateral or Borrower's ability to perform this Agreement or Lender's rights under the Loan Documents; or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Pledged Contract, including any of the terms thereof or the amounts due thereunder except for customary payment extensions of Pledged Contracts done, in accordance with Borrower's policies and routines in existence on the Closing Date, as contained in Exhibit 5.1(A).
         Section 14.7. GUARANTIES. Except as disclosed to Lender, Borrower shall not guaranty, or otherwise in any way become liable with respect to, the obligations or liabilities of any other Person except (i) the Affiliates' obligations to Lender, and (ii) by customary endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender.
         Section 14.8. COLLATERAL. Except as otherwise expressly permitted in the Loan Documents, Borrower shall not convey or allow any ownership, security, or other, interest in the Collateral other than Borrower's ownership interest and Lender's security interest. Borrower shall not interfere with or countermand Lender's instructions to any Person to send Remittances to the Post Office Box, the Depository Account or Lender. Borrower may sell or pledge Contracts which are not Eligible Contracts provided that the sale or loan proceeds are delivered to Lender for application to the Indebtedness. Borrower may sell or pledge Contracts for financed vehicles other than Motor Vehicles to the extent that the Outstanding Principal Balance of such Contracts exceeds 5% of the Borrowing Base and Lender does not agree to make advances against such excess. Borrower may sell or pledge Contracts to a subsidiary which qualifies as a special purpose entity for a securitization transaction if, before or at the time of sale or pledge, the subsidiary pays Borrower for the purchase or advances funds to the Borrower for the loan and Borrower applies the sale or loan proceeds to the Loan to the extent necessary to reduce the Loan to the Borrowing Base. Borrower may grant purchase money security interests in its equipment to Persons other than Lender. Borrower may lease, as lessee, equipment it uses.

                          ARTICLE XV. EVENTS OF DEFAULT

         Section 15.0. EVENTS OF DEFAULT. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by Lender or cured as provided in Section 15.7 to the extent 15.7 applies:
         (A) A breach by Borrower of any representation, warranty or obligation contained herein or in the other Loan Documents or in any other agreement with Lender.
         (B) A breach by a Guarantor or an Affiliate of any representation, warranty, or obligation contained in a Guaranty or any other agreement with Lender.
         (C) Any default by Borrower (including but not limited to a default due to non-payment) under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound, creating or relating to any debt or other obligation (other than the Loan), if the payment or maturity of such debt or obligation is accelerated as a consequence of such default or demand for payment thereof is made.
         (D) The Collateral or any other of Borrower's or a Guarantor's or an Affiliate's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within sixty (60) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other of Borrower's or a Guarantor's or an Affiliate's assets and the same is not dismissed within sixty (60) days after the application therefor; Borrower or a Guarantor or an Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.
         (E) An application is made by Borrower or a Guarantor or an Affiliate for the appointment of a receiver, trustee or custodian for the Collateral or any other of Borrower's or a Guarantor's or an Affiliate's assets; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by Borrower, or a Guarantor or an Affiliate; Borrower, or a Guarantor or an Affiliate shall make an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower, or a Guarantor or an Affiliate for its dissolution, liquidation, or termination; Borrower ceases to conduct its Contract purchase and servicing business.
         (F) Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against Borrower, or a Guarantor or an Affiliate, or any case or proceeding is filed against Borrower, or a Guarantor or an Affiliate for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry or filing thereof.
         (G) A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's or a Guarantor's or an Affiliate's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not satisfied within sixty (60) days after the filing; or if any taxes or debts become a lien or encumbrance upon the Collateral or any other of Borrower's or a Guarantor's or an Affiliate's assets, and the same is not satisfied within sixty
(60) days after the same becomes a lien or encumbrance.
         (H) Borrower or a Guarantor or an Affiliate becomes insolvent or admits in writing to its inability to pay its debts as they mature.
         (I) An event has occurred which entitles Lender pursuant to Section 5.1(E) to take over administration of the Contracts.
         (J) A financial statement of Borrower or a Guarantor or an Affiliate reveals that its financial condition has materially adversely deteriorated after the execution of this Agreement.
         (K) Any other event occurs which will, in Lender's reasonable opinion, have a material adverse effect on the Collateral, Lender's rights under the Loan Documents, or on Borrower's financial or business condition, operation or prospects, including, without limitation, any change in the due diligence procedures used by Borrower to qualify Contract Debtors for Contracts, and Lender has given Borrower at least ten (10) Business Days' notice thereof.
         Section 15.1. DEFAULT RATE OF INTEREST. Upon and after an Event of Default and subject to Section 2.4, Borrower's obligations to Lender shall continue to bear interest, calculated daily on the basis of a 365-day year at the per annum rate set forth in Section 2.2, plus additional post-default interest of one half percent (1/2%) per annum until paid in full.
         Section 15.2. LENDER'S REMEDIES. Whenever an Event of Default or a Pre-Default Event exists or whenever Lender is entitled to take over Contract administration, Lender may without prior notice immediately suspend making Advances. Upon and after an Event of Default, Lender shall have the following rights and remedies. The rights and remedies shall be cumulative, and non exclusive, except to the extent required by law. Lender's exercise of any right, remedy, or attorney-in-fact appointment shall not relieve Borrower of any of its obligations to Lender.
         (A) The right, at Lender's discretion and without notice, (i) to immediately cease further Advances and/or terminate this Agreement, and (ii) to declare Borrower's obligations to Lender immediately due and payable, whereupon Borrower's obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by Borrower. Borrower's obligations to Lender shall be immediately due and payable without declaration by Lender if the Event of Default consists of a petition filed under the Bankruptcy Code or any similar federal or state law.

         (B) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.
         (C) The right at any time to (i) enter through self-help and without judicial process upon the premises of Borrower, without any obligation to pay rent to Borrower, or to enter any other place or places where the Collateral is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender.
         (D) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as Lender in its sole discretion may deem advisable, with such notice as may be required by law; and such sales may be adjourned from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises without charge for such time and Collateral as Lender may see fit. Lender is hereby granted a license or other applicable right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit for this purpose. Lender shall have to right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against Borrower's obligations to Lender. Without excluding other methods of disposition which may be commercially reasonable, it shall be a commercially reasonable disposition of the Pledged Contracts and Contract Rights for Lender to collect and enforce the Contracts and Contract Rights in the same manner that it collects and enforces similar Contracts and Contract Rights for its own account or for the account of other Persons. If any deficiency shall arise from the disposition of Collateral, Borrower shall remain liable to Lender therefor.
         (E) The right at any time and from time to time thereafter, at Lender's sole discretion and without notice to Borrower, (i) to enforce payment of the Contract Debtor's and Contract Rights Payor's obligations, and to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of Lender or Borrower and (ii) to take control, in any manner, of any item of payment for or proceeds of the Collateral. Lender is not obligated to pursue the Collateral or the Guarantors or any other Person in order to enforce Borrower's obligations to Lender.
         (F) The right to take over and act in a commercially reasonable manner in Lender's or Borrower's name all or part of the administration of the Contracts.
         (G) The right to carry out the actions within the scope of Borrower's appointment of Lender as attorney-in-fact.
         (H) The right to offset or apply the funds in the Depository Account.
         Section 15.3. INJUNCTIVE RELIEF. Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Lender, and Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lender's rights to other relief and remedies.
         Section 15.4. NOTICE. Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral, which is given pursuant to
Section 17.1 at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.
         Section 15.5. APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY. Borrower irrevocably appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact to act in Borrower's place in Borrower's or Lender's name to: (i) demand payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights; (ii) enforce payment of the Pledged Contracts, other Collateral consisting of payment obligations and Contract Rights, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection and enforcement of the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (iv) settle, adjust, compromise, discharge, release, extend or renew the Pledged Contracts, other Collateral consisting of payment obligations, and Contract Rights; (v) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vi) take control, in any manner, of any item of payment or proceeds with respect to the Collateral; (vii) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Contract Debtor or Contract Rights Payor; (viii) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (ix) do all acts and things necessary, in Lender's sole discretion to exercise Lender's rights granted in or referred to in Section 15.2 of this Agreement; (x) endorse the name of Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same to the account of Lender for application to the Indebtedness; (xi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; (xii) open Borrower's mail to collect Collateral and direct the Post Office to deliver Borrower's mail to an address designated by Lender; and (xiii) do all things necessary to carry out and enforce this Agreement which Borrower has failed to do. Borrower ratifies and approves all acts of Lender as Borrower's attorney-in-fact. Lender shall not, when acting as attorney-in-fact, be liable for any acts or omissions as or for any error or judgement or mistake or fact or law, except for actions taken in bad faith. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of Borrower to Lender have been fully satisfied. Borrower shall upon request of Lender execute powers of attorney to separately evidence the foregoing powers granted to Lender. All costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.
         Section 15.6. LENDER'S DEFAULT. In the event of any default of the Loan Documents by Lender or any claim by Borrower related to the Loan Documents, Borrower's sole and exclusive remedy against Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lender shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lender shall in no event be liable for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by Lender, LENDER MAKES NO warranties, whether expressed or implied, including, without limitation, implied WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Borrower shall have no cause of action against Lender for a default of the Loan Documents unless Borrower first notifies Lender of the default and allows Lender a reasonable time of at least thirty (30) Business Days to cure the default and Lender fails to cure the default.
         15.7. BORROWER'S RIGHT TO CURE.
         (A) In the event of an unintentional default by Borrower with respect to payment obligations or the delivery of Contract Delivery Documents or Certificates of Title or Remittances, Borrower shall have three (3) Business Days after written notice from Lender to cure the default before Lender may exercise its right to sue Borrower or its rights under Sections 15.2(C), (D),
(E) or (F). In the event of any other type of unintentional default by Borrower, including, but not limited to, any default of the covenants on Exhibit 13.6, Borrower shall have thirty (30) calendar days after written notice from Lender to cure the default before Lender may exercise such rights. Regardless of whether Borrower cures a default, Lender shall be entitled to indemnification pursuant to Article XII with respect to any Losses arising from claims asserted against Lender.
         (B) All other provisions of this Agreement (including the cure provisions of Section 15.7(A) above) notwithstanding, if (i) as a result of default, any obligation of Borrower for the payment of any indebtedness or liability for borrowed money (other than hereunder) becomes or is declared to be due and payable prior to the expressed maturity thereof, or (ii) as a result of default under or in connection with any indebtedness or liability for borrowed money, a secured party takes action to enforce its rights or remedies with regard to any security interest or collateral granted or provided by the Borrower, then Lender may declare an Event of Default hereunder effective upon written notice thereof to the Borrower, and may thereupon exercise all rights and remedies of Lender provided hereunder (including but not limited to Section 15.2) or otherwise at law upon an Event of Default, Pre-Default Event or default. Lender's right to declare an Event of Default and to exercise its remedies pursuant to the preceding sentence is absolute and unconditional.
         Section 15.8. MATERIAL ADVERSE CHANGE. Lender shall not exercise any of the remedies provided in Section 15.2 (other than the right to cease making Advances) based solely on an Event of Default under Section 15.0(K) unless Borrower fails to pay the Indebtedness in full within sixty (60) days of the end of the 10 Business Day period provided in Section 15.0(K).

                            ARTICLE XVI. DEFINITIONS

         Section 16.0. DEFINED TERMS. Whenever used in this Agreement with such upper case letters as are shown below, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply.
         ACCOUNTING DATE:  the last day of an Accounting Period.
         ACCOUNTING PERIOD: a calendar month, beginning with the month during which this Agreement is effective and ending with the calendar month during which the Indebtedness has been paid in full following termination of this Agreement.
         ADVANCE: each of the Loan advances described in Article III of this Agreement.
         AFFILIATE: Guarantors and any Person, excluding an individual stockholder of TFCEI (including any individuals who are also members of Borrower's board of directors and officers of the Borrower), now or in the future (i) directly or indirectly owned or controlled in whole or in part by Borrower or a Guarantor or, (ii) who directly or indirectly owns or controls, in whole or in part, the Borrower or any Guarantor, or (iii) under common ownership or control with Borrower or any Guarantor. For the purpose of this definition, "control" shall mean the power to direct, or cause the direction of, management or policies, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this definition, "owned" shall mean at least 10% ownership.
         AVAILABLE LINE: One Hundred Twenty-Five Million Dollars ($125,000,000) increasing to One Hundred Thirty Million Dollars ($130,000,000) after Borrower achieves (1) an unqualified (as defined in Exhibit 2.2) opinion associated with the audit of the year ended December 31, 1998, (2) completion of a Successful Conversion, and (3) satisfaction of additional reporting requirements described in Exhibit 5.1 (C).
         BORROWING BASE: the amount equal to the lesser of (i) the Available Line or (ii) the sum of (a) fifty percent (50%) of the Outstanding Principal Balance of all Contracts which are Credit Builder's Contracts and (b) seventy-three percent (73%) of the Outstanding Principal Balance of all other Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1; provided, however, that the advance against all Eligible Contracts shall not exceed 95% of Borrower's Net Investment in those Contracts calculated at the end of each Accounting Period.
         BORROWER'S NET INVESTMENT: the Gross Outstanding Balance of Pledged Contracts less unearned interest income, less any discounts, less any refundable or nonrefundable reserves, less any holdbacks or escrows in excess of $ 500,000, less any boarding fees, and less any other fees as of the end of each Accounting Period. The calculation is based on contract receivables presented on the Borrower's trial balance for Pledged Contracts not financed by another lender as of the end of each Accounting Period.
         BULK  PURCHASE  CONTRACT:  a Contract  acquired  on a group  basis through purchase of a portfolio of existing installment sales contacts from a Dealer or a financial instituition.
         BUSINESS DAY: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the Commonwealth of Virginia are required by law to be closed.
         CERTIFICATE OF TITLE: with respect to each Financed Vehicle, the certificate of title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is to be registered showing the Contract Debtor as owner, with either notation of the Borrower's first lien or such other status indicated thereon which is necessary to perfect Borrower's security interest in the Financed Vehicle as a first priority interest, and showing no other actual or possible lien interest in the Financed Vehicle.
         CHARGED-OFF CONTRACT: a Pledged Contract; (i) which appears as a 180 day contractual delinquent or in the case of non-monthly accounts, their equivalent as set forth in Exhibit 5.1 (A), (ii) which has been written off as reasonably uncollectible in accordance with Borrower's policies, or (iii) which has been settled for less than the Outstanding Principal Balance.
         CHARGED-OFF LOSSES: as of the end of an Accounting Period, the Net Credit Losses recorded during the Accounting Period, divided by the average Outstanding Principal Balance, for the Accounting Period of all Pledged Contracts, which are not Charged-Off Contracts, expressed as a percentage.
         CLOSING DATE:  the date on which the first Advance is made.
         COLLATERAL: any and all real and personal, tangible and intangible, property in which Lender is granted a security interest now or hereafter, in this Agreement or otherwise, to secure Borrower's obligations to Lender.
         CONTRACT: an installment or conditional sale contract, with any amendments, owned or acquired by Borrower pursuant to which a Contract Debtor has: (i) purchased a new or used Motor Vehicle, (ii) granted a security interest in the Motor Vehicle to secure the Contract Debtor's payment obligations, and
(iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments no more frequently than weekly.
         CONTRACT DEBTOR: the Person that has executed a Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.
         CONTRACT DEBTOR DOCUMENTS: those documents as are identified on the attached Exhibit 6.3 attached hereto and made a part hereof.
         CONTRACT DELIVERY DOCUMENTS: the original executed Contract with original Contract Debtor and Dealersignatures and bearing on its front or back surface an assignment to Lender.
         CONTRACT RIGHTS: with respect to Pledged Contracts, (i) Borrower's interest in the Financed Vehicle; (ii) all rights of Borrower regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by Borrower; (iii) all rights of Borrower with respect to Optional Contract Debtor Insurance, Required Contract Debtor Insurance, and any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (iv) all rights of Borrower, if any, to prepaid dealer rate participation in connection with the Contract; (v) Remittances, and (vi) all rights of Borrower to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.
         CONTRACT RIGHTS PAYORS: Persons, other than Contract Debtors, against whom Contract Rights may be asserted.
         CREDIT BUILDER CONTRACT: a Contract which is underwritten by Borrower in accordance with the credit approval guidelines attached hereto as
Exhibit 3.1(B), or as such Exhibit may be amended from time to time.
         DEALER: the seller of the Financed Vehicle to the Contract Debtor. DEBT RATIO: the debt-to-equity ratio, calculated for each
Accounting Period by comparing total liabilities, other than Subordinated Debt, to Net Worth.
         DELINQUENCY MEASUREMENT: as of the end of an Accounting Period, the sum of the Gross Outstanding Balances of all Delinquency Measurement Contracts for which more than 50% of those Scheduled Payments due during the prior 30 days, or in the case of non-monthly accounts, their equivalent as set forth in Exhibit
5.1 (A), are due and unpaid, divided by the sum of the Gross Outstanding Balances of all Delinquency Measurement Contracts, expressed as a percentage.
         DELINQUENCY MEASUREMENT CONTRACTS: all Pledged Contracts which do not constitute Charged-Off Contracts.
         DEPOSITORY ACCOUNTS: bank accounts owned by Lender at banks designated by Lender for the purpose of receiving Remittances made payable to it or Borrower. Borrower shall pay all expenses associated with the Depository Accounts.
         ELIGIBLE CONTRACT: each Contract delivered by Borrower to Lender which is listed on a List of Contracts delivered to Lender at the same time, and which in Lender's sole determination satisfies each of the requirements set forth on
Exhibit 3.1 at the time of delivery and thereafter except to the extent expressly stated in Exhibit 3.1 to apply only at delivery or only thereafter.
         EVENT OF DEFAULT: this term has the meaning provided in Section 15.0 of this Agreement.
         FINANCED VEHICLE: the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract, or any substituted vehicle which is properly documented.
         GAAP:  Generally Accepted Accounting Principles.
         GROSS CREDIT LOSSES: for any Accounting Period, the Outstanding Principal Balance of all Charged-Off Contracts reflected on Borrower's general ledger.
         GROSS OUTSTANDING BALANCE: the total of all remaining payments due under a Contract plus any other amount due thereunder.
         GUARANTORS:   TFCEI,  The  Insurance  Agency,  Inc.,  Recoveries,  Inc.
and  any  Person  who  guarantees Borrower's obligations to Lender.
         INDEBTEDNESS: the Loan and all other amounts, including but not limited to interest, that Borrower owes Lender in connection with this Agreement.
         INTEREST COVERAGE: the sum of Borrower's year-to-date pre-tax income plus Borrower's year-to-date interest expense, compared to Borrower's year-to-date interest expense, expressed as a ratio each Accounting Period. For purposes of calculating Interest Coverage, interest expense shall be defined as the total interest paid by Borrower to Lender and all other lenders but not including any related debt costs (such as fees incurred in the underwriting and placing of debt, including broker fees, legal fees, and registration or rating agency fees) expensed as interest through the income statement for the time period measured.
         LIBOR RATE: the average of the "one month" London Interbank Offered Rates ("LIBOR") published in the Money Rates column of the Wall Street Journal during the calendar month immediately preceding the calendar month for which interest is being calculated, or published in such other publication as Lender may designate.
         LINE FEE: the fee payable annually by Borrower to Lender equal to one quarter of one percent (.25%) times the Available Line.
         LIST OF CONTRACTS: the list delivered to Lender by Borrower with each Contract or group of Contracts which: (i) identifies each Contract being delivered by account number, the name of the Contract Debtor and the Outstanding Principal Balance, of the Financed Vehicle, and (ii) shows the total number of Contracts and the total of the Outstanding Principal Balances.
         LOAN: the outstanding principal amount of the Advances, plus all other amounts advanced, expended or applied by Lender under this Agreement to or for the benefit of Borrower or to perform or enforce Borrower's covenants in this Agreement.
         LOAN AVAILABILITY: the amount by which the Borrowing Base exceeds the Loan.
         LOAN DOCUMENTS: this Agreement, the guaranties signed by the Guarantors, the Supplemental Documents, and any and all promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts and other instruments and documents now and/or hereafter existing between Lender and Borrower or any of the Guarantors or Affiliates of the Borrower and/or the Guarantors, executed and/or delivered pursuant to or in conjunction with this Agreement, securing or in any other manner relating to any of the Indebtedness.

         MOTOR  VEHICLE:  a  passenger  motor  vehicle,  van,  motorcycle,   or
light duty truck which is not manufactured for a particular commercial purpose and which may be registered for use on public highways and is not a "grey market" vehicle.
         NET CREDIT LOSSES: for any Accounting Period, the difference between Gross Credit Losses and Recoveries.
         NET WORTH: the total of shareholders' equity (including capital stock, additional paid-in capital, and retained earnings) plus Subordinated Debt, less (i) the total amount of loans and debts due from Affiliates, shareholders, officers, or employees, and (ii) the total amount of any intangible assets, including without limitation goodwill.
         OPTIONAL CONTRACT DEBTOR INSURANCE: any insurance, other than Required Contract Debtor Insurance which insures a Financed Vehicle or a Contract Debtor's obligations under a Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance; and any service contract, mechanical breakdown coverage, warranty, or extended warranty for a Financed Vehicle.
         OUTSTANDING   PRINCIPAL  BALANCE:   the  outstanding  principal balance
of a Contract calculated by subtracting the unearned finance charge (calculated using the Rule of 78s) from the Gross Outstanding Balance, where applicable.
         PERMITTED LIEN: (i) any security interest or lien at any time granted in favor of Lender; (ii) liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business; (iii) liens resulting from deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other similar laws; (vi) purchase money security interests in its equipment to Persons other than Lender; and (v) equipment leases.
         PERSON:  any  individual,   sole  proprietorship,   partnership,  joint
venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including, any instrumentality or division thereof).
         PLEDGED CONTRACT: a Contract owned on the Closing Date or in the future by Borrower which is subject to the security interest granted in Section 6.0.
         POINT OF SALE CONTRACT:  a Contract which is not a Bulk Purchase
Contract.
         POST OFFICE BOX: the post office box whose rights are owned by into which Borrower receives Remittances.
         PRE-DEFAULT EVENT: an event which with the passage of time, the giving of notice, or both, would constitute an Event of Default if Lender gave any notice required by this Agreement for the event to be an Event of Default, or if the event continued past the end of any period specifically allowed by this Agreement for the event to continue before it becomes an Event of Default.
         RECOVERIES: for any Accounting Period, the sum of all amounts received on account of previously Charged-Off Contracts.
         REMITTANCES: all payments made with respect to Pledged Contracts, including, but not limited to, Scheduled Payments, full and partial prepayments, liquidation proceeds, Recoveries, insurance proceeds and refunds, late charges, fees (including but not limited to NSF fees and extension fees), and payments from Contract Rights Payors.
         REPOSSESSION INVENTORY: The number of Financed Vehicles which have been repossessed by Borrower or any of its agents related to Delinquency Measurement Contracts, expressed as a percentage of the number of Delinquency Measurement Contracts.
         REQUIRED CONTRACT DEBTOR INSURANCE: insurance required by a Contract for physical damage to, and theft or loss of, the Financed Vehicle.
         RESERVE: shall mean the aggregate balance of all unamortized discounts plus reserves for credit losses.
         RESERVE REQUIREMENT: calculated at the end of each quarter as the Reserve available for credit losses divided by the Outstanding Principal Balances of all Delinquency Measurement Contracts with two (2) or more Scheduled Payments due for which more than fifty percent (50%) of those Scheduled Payments were due during the prior thirty (30) days, or in the case of non-monthly accounts, their equivalent as set forth in Exhibit 5.1 (A), expressed as a percentage.
         ROLLING AVERAGE DELINQUENCY: the weighted average of the Delinquency Measurements for any six (6) consecutive Accounting Periods calculated separately for the portfolio of Pledged Contracts and the Total Serviced Portfolio.
         ROLLING AVERAGE CHARGED-OFF LOSSES: the weighted average of the Charged-Off Losses for any six (6) consecutive Accounting Periods calculated separately for the portfolio of Pledged Contracts and the Total Serviced Portfolio.
         ROLLING AVERAGE DEFERRAL, CONTRACT MODIFICATION AND ALLOWABLE
DELINQUENCY: the weighted average of the number of deferrals and allowable delinquencies as defined in Borrower's collection policies for any three (3) consecutive Accounting Periods calculated separately for the portfolio of Pledged Contracts and the Total Serviced Portfolio.
         SCHEDULE OF PAYMENTS: the schedule of payments disclosed on a Contract. SCHEDULED PAYMENT: the periodic installment payment amount disclosed in the Schedule of Payments for the Contract.
         SERVICED ASSETS LEVERAGE RATIO: calculated by comparing the sum of the remaining principal balance of securitized receivables and Borrower's total liabilities, other than Subordinated Debt, to Net Worth.
         STATEMENT OF BORROWING BASE: a statement issued by Lender which contains the amount of the Borrowing Base, the amount of the Loan or Indebtedness, and either the amount available for Advances or the amount by which the Loan or Indebtedness exceeds the Borrowing Base.
         SUBORDINATED DEBT: a debt obligation of Borrower which is subordinated to Lender pursuant to a subordination agreement which is in the form of Exhibit 16 or pursuant to some other agreement approved in writing by Lender.
         SUCCESSFUL CONVERSION: conversion will be considered successful after the following conditions are met: (1) new software has been installed on Borrower's systems; (2) Borrower has determined through acceptance testing that all calculations, computational functions, and processing options, perform as documented; (3) all known year 2000 issues have been addressed; (4) all data files have been converted; and (5) live processing has begun.
         SUPPLEMENTAL DOCUMENTS: all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, Lists of Contracts, chattel mortgages, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral or to consummate the transactions contemplated by this Agreement.
                THIRD PARTY SERVICER: any person from whom Borrower has acquired a Contract pursuant to an asset purchase agreement and who is servicing such Contract on Borrower's behalf pursuant to the terms of a certain servicing agreement and for whose performance Borrower is responsible as between Borrower and such Person.
         TOTAL SERVICED PORTFOLIO: all installment contract receivables serviced by Borrower, including the Pledged Contracts serviced by Borrower and installment contract receivables that may have been sold by Borrower to a third party for which servicing rights were retained by Borrower. For the purpose of calculating the covenants in Exhibit 13.6 applicable to the Total Serviced Portfolio, the definitions of the covenants which refer to Pledged Contracts shall be deemed to refer to the Total Serviced Portfolio.
         UCC: "UCC" means the Uniform Commercial Code as adopted in the Commonwealth of Virginia, and all amendments thereto, provided that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Virginia then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

         VSI INSURANCE: insurance insuring Borrower against the theft, damage or loss of a Financed Vehicle.

YEAR 2000 COMPLIANT:

1. The operating systems for Borrower's computers, all software applications that run on Borrower's computers, all Borrower's facilities, machinery and equipment and Borrower's products and services (collectively, "Products and Services) accurately process, provide and or receive date/time data (including without limitation events and data in the twentieth and twenty-first centuries and the years 1999 and 2000) including leap year calculations, and

2. Neither the performance nor the functionality of Borrower, nor Borrower's supply of Products and Services will be materially affected adversely by dates/times prior to, on, after, or spanning January 1, 2000. In particular, but without limitations, the design and performance of the Products and Services shall include proper date/time data century recognition, proper recognition of April 9, 1999, September 9, 1999, December 31, 1999, January 1, 2000, January 3, 2000, January 10, 2000, January 31, 2000, February 29, 2000, March 31, 2000, October 31, 2000, January 1, 2001 and December 31, 2001, and proper recognition of Leap Years calculation, proper same century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that properly reflect the century, 1999 and 2000; and

3. No value for date/time will cause any error, interpretation, or decreased performance material to the operation of such Products and Services; and

4. All manipulations of date and time related data (including but not limited to, calculating, comparing, sequencing, processing, and outputting) will produce correct or correctable results for all valid dates and times, including when used in combination with other products, services, and/or items; provided that, results which are correctable , but not correct, will not affect a material part of the Products and Services, will be promptly corrected, and Borrower's operating system will be promptly remedied; and

5. Date /time elements in interfaces and data storage will specify the century and date/time data so as to reduce the likelihood of date ambiguity without human intervention, including Leap Year calculations/date, where any date is represented without a century, the correct century will be unambiguous for all manipulations involving that element; provided that the instances of date ambiguity will not affect a material part of the Products and Services, any human intervention will be promptly performed, and the date ambiguity will be promptly remedied; and

6. Authorizations codes, passwords, and purge functions shall operate normally and in the same manner in which they function with respect to expiration dates and CPU serial numbers; and

7. Neither Borrower's supply of Products and Services, Borrower's business, Borrower's operations nor Borrower's financial condition will be materially interrupted, delayed, decreased, or otherwise adversely affected by dates prior too, on, after, or spanning January 1, 2000.


         Section 16.1. OTHER TERMS: All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.
         Section 16.2. ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

                   ARTICLE XVII. GENERAL TERMS AND CONDITIONS

         Section 17.0. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.
         Section 17.1. NOTICES. Any notice, request, demand, instruction or other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of Borrower and Lender hereinafter set forth or at such other offices that either party notifies the other of in writing. The failure to deliver a copy as set forth below shall not affect the validity of the notice to the Borrower or Lender. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid and return receipt requested, as follows:

         If to Borrower:                The Finance Company
                                        5425 Robin Hood Road, Suite 101-B
                                        Norfolk, VA  23513
                                        Electronic FAX:  757-858-4093
                                        ATTN:  CEO & CFO

         If to Lender:               General Electric Capital Corporation
                                     540 W. Northwest Highway
                                     Barrington, IL  60010
                                     Electronic FAX (847) 304-3456
                                     Attention:  Manager, Asset Based Financing

         Section 17.2. HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.
         Section 17.3. SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.
         Section 17.4. OFFSET. Lender has the right to offset, apply, or recoup any obligation of Borrower to Lender, arising under the Loan Documents or otherwise, against any obligations or payments Lender owes to Borrower, arising under the Loan Documents or otherwise, or against any property of Borrower held by Lender. Borrower waives any right to offset, apply, or recoup against any obligation it owes to Lender. Lender is not obligated to collect any of the Contracts or pursue any of the other Collateral or any of Lender's rights at any time as a condition to payment and performance by Borrower.
         Section 17.5. INDEPENDENT CONTRACTOR. Borrower is an independent contractor in all matters relating to this Agreement and the Collateral and is not an agent or representative of Lender. Borrower has no authority to act on behalf of or bind Lender.
         Section 17.6. EXPENSES. Each party shall bear the expenses of its own performance of this Agreement.

         Section 17.7. MODIFICATION OF LOAN DOCUMENTS: SALE OF INTEREST. This Agreement or any Exhibit attached hereto may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. The rights of Lender granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents. Borrower may not without Lender's prior written permission sell, assign or transfer any of the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties thereunder. Any sale, assignment, or transfer by Borrower without Lender's permission shall be void ab initio. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of any of the Loan Documents, or of any portion thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties thereunder. The Loan Document shall be binding upon and inure to the benefit of the permitted successors and assigns of Borrower and Lender.
         Section 17.8. ATTORNEY'S FEES AND LENDER'S EXPENSES. If, following an Event of Default, Lender shall in good faith employ counsel for advice or other representation or shall incur other costs and expenses in connection with (A) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (B) any attempt to enforce, or enforcement of, any rights of Lender against Borrower or any other Person, including, without limitation, Contract Debtors, that may be obligated to Lender by virtue of any of the Loan Documents, or (C) any actual or attempted inspection, audit, monitoring, verification, protection, collection, sale, liquidation or other disposition of the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees (including expert's fees) incurred by Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.
         Section 17.9. WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict performance thereof. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Loan Documents and no Event of Default by the Borrower under the Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by a manager of Lender and identifies the matter waived or suspended. Any consent or approval by Lender pursuant to this Agreement is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.
         Section 17.10. WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate and acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or Lender's replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to Lender exercising any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws, and (v) TRIAL BY JURY in any dispute with Lender arising out of or related to any of the Loan Documents. The failure or delay of Borrower to strictly enforce the terms of this Agreement shall not be a waiver of Borrower's right to do so.
         Section 17.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
         Section 17.12. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties regarding the loan by Lender to Borrower based on Contracts and supersedes all prior agreements, whether written or oral, with respect thereto.
         Section 17.13. STATEMENTS OF ACCOUNT. Each report, billing statement, Statement of Borrowing Base, and payment transcript which is prepared by Lender shall, except for manifest errors, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, and shall constitute an account stated between Borrower and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt of such document, Borrower delivers to Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower and Lender's only liability to Borrower shall be to issue a corrected document.



         Section 17.14. PUBLICITY. Borrower shall not, without prior Lender approval, (i) issue any press release or make any public announcement or otherwise publicize the consummation of this Agreement with Lender, or (ii) make a public disclosure of any kind regarding the subject matter hereof, or (iii) make use of Lender's name, tradename, logo or trademark without the express written consent of Lender, except that Borrower may publicly disclose information relating to this Agreement if Borrower is releasing any disclosure required by law or in connection with its registration of securities with the U.S. Securities and Exchange Commission or any state securities commission, or in connection with a filing pursuant to Borrower's listing with a national securities exchange or governmental entity.
         Section 17.15. CONTRACT DOCUMENTS. After Lender reviews a Contract form or any other form used in connection with a Contract (collectively, the "Form") Lender may inform Borrower that the Form may not comply with certain laws or that the Form is not acceptable to Lender as an Eligible Contract form unless certain changes are made. Borrower is responsible for its use of the Forms and for any changes Borrower makes to the Forms in response to Lender's comments. Lender shall have no liability to Borrower arising from Borrower's use of, or changes to, any Form regardless of whether Lender approved the Form or the changes or whether Lender conditioned the use of the Form as an Eligible Contract form upon the changes being made. Regardless of Lender's approval of a Form or Lender's comments regarding a Form, Borrower remains obligated to Lender to conduct its business in a lawful manner, including the use of Forms which comply with applicable laws.
         Section 17.16. FAXED DOCUMENTS. In order to expedite the acceptance and execution of this Agreement and any of the Supplemental Documents, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.
         Section 17.17. INCORPORATION OF RECITALS. All recitals shall be incorporated into and made a part of this Agreement.

Entered into as of January 1, 1999.


                                                       GENERAL ELECTRIC CAPITAL
THE FINANCE COMPANY                                    CORPORATION

By:                                                    By:

Its:                                                   Its:

                  LOAN AND SECURITY AGREEMENT BETWEEN THE FINANCE COMPANY
                    AND GENERAL ELECTRIC CAPITAL CORPORATION
                                    BINDER 1


DOCUMENT                                                                TAB

Amended and Restated Motor Vehicle Installment Contract Loan and
  Security Agreement Dated 1/1/99 by and between The Finance
  Company and General Electric Capital Corporation . . . . . . . . . . . . .   1


TFC Enterprises, Inc. Guaranty dated 1/1/99  . . . . . . . . . . . . . . . .   2


Recoveries, Inc. Guaranty dated 1/1/99 . . . . . . . . . . . . . . . . . . .   3


The Insurance Agency, Inc. Guaranty dated 1/1/99 . . . . . . . . . . . . . .   4


The Finance Company Servicing Report Certificate dated 1/1/99  . . . . . . .   5


The Finance Company Assignment of Rights to Payment dated 1/1/99 . . . . . .   6


The Finance Company Assignment of Insurance Interests dated 1/1/99 . . . . .   7


Assignment of Life Insurance dated 1/1/99 by The Finance Company for the
  benefit of General Electric Capital  Corporation . . . . . . . . . . . . .   8


The Finance Company Power of Attorney . . . . . . . . . . . . . . . . . . .    9


Certificate of the Secretary of The Finance Company dated 1/1/99 . . . . .    10


Certificate of the Secretary of TFC Enterprises, Inc. dated 1/1/99 . . . .    11


Certificate of the Secretary of Recoveries, Inc. dated 1/1/99 . . . . . .     12


Certificate of the Secretary of The Insurance Agency, Inc. dated 1/1/99 .     13


The Finance Company Officer's Certificate dated 1/1/99. . . . . . . . . .     14


Opinion of Counsel for The Finance Company dated 1/1/99 . . . . . . . . .     15

                  LOAN AND SECURITY AGREEMENT BETWEEN THE FINANCE COMPANY
                    AND GENERAL ELECTRIC CAPITAL CORPORATION
                                    BINDER 2


DOCUMENT                                                                TAB

EXHIBIT 3.1 Contract Eligibility Requirements . . . . . . . . . . .       1


EXHIBIT  3.1(A)  Contract Form . . . . . . . . . . . . . . . . . .        2
     (Plus Binder 3 - Borrower and Lender Only)


EXHIBIT  3.1(B) Credit  Approval  Guidelines . . . . . . . . . . .        2


EXHIBIT 5.1(A)  Administration  Policies . . . . . . . . . . . . .        3
     (Plus Binders 4 and 5 - Borrower and Lender Only)

EXHIBIT 5.1(B)  Servicing  Locations . . . . . . . . . . . . . . .        4


EXHIBIT  5.1(C)  Reports . . . . . . . . . . . . . . . . . . . . .        5


EXHIBIT 5.1(C)(1) Servicing Report Certificate  . . . . . . . . .         6


EXHIBIT 6.3 Contract Debtor Documents . . . . . . . . . . . . . .         7


EXHIBIT 8.2 Assignment of Insurance Interests . . . . . . . . . .         8


EXHIBIT 9.0 Supplemental Documents  . . . . . . . . . . . . . . .         9


     EXHIBIT  9.0(A)  Guaranty . . . . . . . . . . . . . . . . .         10

     EXHIBIT 9.0(B) Intercreditor Agreement . . . . . . . . . . .        11

     EXHIBIT 9.0(E)  Certificate of Insurance . . . . . . . . . .        12


     EXHIBIT 9.0(F) Certificate of The Finance Company . . . . .         13


     EXHIBIT 9.0(G) Opinion of Borrower's Counsel . . . . . . .          14


     EXHIBIT 9.0(H) The Finance Company Letter to Accountants .          15


     EXHIBIT 9.0(J) Assignment of Insurance Interests . . . . .          16


     EXHIBIT 9.0(K) Assignment of Rights to Direct Debit  . . .          17


     EXHIBIT 9.0(L) The Finance Company Officer's Certificate .          18


     EXHIBIT 9.0(P) Corporate Resolutions of the Board of Directors of
       The  Finance  Company . . . . . . . . . . . . . . . . . . . . .   19

     EXHIBIT  9.0(Q)  Power of  Attorney . . . . . . . . . . . . . . .   20


     EXHIBIT 9.0(R) The Finance Company Articles of Incorporation and
       Certificate  of Good Standing . . . . . . . . . . . . . . . . .   21


     EXHIBIT 9.0(S) The Finance Company Foreign Certifications  . . .    22


     EXHIBIT 9.0(T) The Finance Company Business Licenses . . . . . .    23


     EXHIBIT 9.0(U) Corporate Resolutions of the Board of Directors of
       TFC Enterprises, Inc. and The Insurance Agency, Inc. . . . . .    24


EXHIBIT 10.0(A) Borrower's Names, Locations and Subsidiaries . . . .     25


EXHIBIT  10.0(G) UCC  Language . . . . . . . . . . . . . . . . . . .     26


EXHIBIT 11.0  Servicing  Agreement . . . . . . . . . . . . . . . . .     27


EXHIBIT 12.0 Asset Purchase Agreement  . . . . . . . . . . . . . . .     28


EXHIBIT 13.0 Master Dealer Agreement . . . . . . . . . . . . . . . .     29


EXHIBIT 13.4 Financial Statement Certificate . . . . . . . . . . . .     30


EXHIBIT 13.6 Portfolio and Financial Covenants . . . . . . . . . . .     31


EXHIBIT 16.0 Debt Subordination Agreement  . . . . . . . . . . . . .     32